CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 15, 2013 on the financial statements of New Frontiers KC India Fund, a series of New Frontiers Trust, as of January 31, 2013 and for the periods indicated therein, and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to New Frontiers Trust’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd. Cleveland, Ohio May 28, 2013